UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2024 (January 25, 2024)

L.B. Foster Company
(Exact name of registrant as specified in its charter)

Pennsylvania		000-10436	25-1324733
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Suite 100,			15220
Pittsburgh,	Pennsylvania		(Zip Code)
(Address of principal executive offices)

(412) 928-3400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	FSTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On January 25, 2024, L.B. Foster Company, a Pennsylvania corporation (the “Company”), entered into a Cooperation Agreement (the “Cooperation Agreement”) with 22NW Fund, LP, 22NW, LP, 22NW Fund GP, LLC, 22NW GP, Inc., Mr. Aron R. English, Mr. Bryson O. Hirai-Hadley, and Mr. Alexander B. Jones (each, an “Investor” and collectively, the “Investor Group”). As of the date of the Cooperation Agreement, the Investor Group has represented to the Company that it is deemed to beneficially own shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), totaling, in the aggregate, 1,314,026 shares or approximately eleven percent (11%) of the Common Stock outstanding.

Pursuant to the Cooperation Agreement, the Board of Directors of the Company (the “Board”) the Company will nominate Mr. Alexander B. Jones for election to its eight-member Board of Directors at the Company’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) for a term expiring at the Company’s 2025 Annual Meeting of Shareholders and until his successor is duly elected and qualified. Mr. Jones will fill the vacancy created by the retirement of Mr. Dirk Jungé who, due to the provisions of the Company’s Corporate Governance Guidelines regarding mandatory retirement age, cannot stand for reelection to the Board at the 2024 Annual Meeting. Mr. Jones has served as a Board Observer at the Company since April of 2023 pursuant to a prior Cooperation Agreement dated April 6, 2023 that the Company entered into with 22NW, LP and certain affiliated persons thereof (the “Prior Agreement”). Mr. Jones is a Vice President and Senior Research Analyst at 22NW, LP, where he oversees the firm’s investments in the industrials, materials, and consumer sectors.

Pursuant to the Cooperation Agreement, and in connection with Mr. Jones’ nomination to the Board, the Company has agreed to solicit proxies for the election of Mr. Jones at the 2024 Annual Meeting in the same manner as it recommends, supports, and solicits proxies for the election of the Company’s other director nominees. Additionally, the Company has agreed that, during the Standstill Period (as defined below), subject to Mr. Jones’ election to the Board by the shareholders, Mr. Jones will be considered along with all other Board members for Board committee assignments in connection with the Board’s annual review of committee composition; provided that Mr. Jones will be appointed to at least one (1) of the Board’s committees. The Company also agreed to extend the term of Mr. Jones’s service as Board Observer under the terms of the Prior Agreement which was scheduled to expire on January 26, 2024, until his election to the Board, and that, in the event Mr. Jones is not so elected, to continue to have Mr. Jones serve as a non-voting Board Observer through the expiration of the Standstill Period under the Cooperation Agreement, which is defined as the period commencing on January 25, 2024 and ending upon the date that is the earlier of (i) thirty (30) calendar days prior to the expiration of the advance notice period for the submission by shareholders of director nominations for consideration at the 2025 Annual Meeting, and (ii) one hundred twenty (120) calendar days prior to the first anniversary of the 2024 Annual Meeting (such earlier date, the “Termination Date”); provided, however, that the Termination Date shall be extended to thirty (30) calendar days prior to the expiration of the advance notice period for the submission by shareholders of director nominations for consideration at the Company’s 2026 Annual Meeting of Shareholders if (A) the Company notifies the 22NW Representative (as defined below) and Mr. Jones in writing at least fifteen (15) calendar days prior to such date that the Board irrevocably offers to re-nominate him for election at the 2025 Annual Meeting for a term expiring at the Company’s 2026 Annual Meeting of Shareholders and until his successor is duly elected and qualified, and (B) both the Investor Group representative and Mr. Jones agree to such re-nomination prior to 5:00 PM Eastern Time on the fifteenth (15th) calendar day following receipt of such notice.

Under the terms of the Cooperation Agreement, the Investor Group has agreed to certain customary standstill provisions with respect to the Investor Group’s actions with regard to the Company and the Common Stock for the duration of the Standstill Period Pursuant to the Cooperation Agreement, the Investor Group has agreed that at the 2024 Annual Meeting and during the pendency of the Standstill Period, the Investor Group will take certain actions, including to vote, or cause to be voted, all shares of common stock beneficially owned by each member of the Investor Group in favor of (a) each of the directors nominated by the Board and recommended by the Board in the election of directors (and not in favor of any other nominees to serve on the Board), and (b) each of the shareholder proposals listed on the Company’s proxy card or voting instruction form as identified in the Company’s proxy statement in accordance with the Board’s recommendations, including in favor of all other matters recommended for shareholder approval by the Board; provided, however, that in the event that Institutional Shareholder Services Inc. (“ISS”) recommends otherwise with respect to any proposals (other than the election or removal of directors), each of the Investors shall be permitted to vote in accordance with the ISS recommendation; provided, further, that each of the Investors shall be permitted to vote in their sole discretion with respect to any publicly announced proposals relating to a merger, acquisition, disposition of all or substantially all of the assets of the Company, or other business combination involving the Company requiring a vote of shareholders of the Company.

The Cooperation Agreement also contains certain customary confidentiality, non-disparagement, and other undertakings by the Investor Group and the Company. In addition, the parties have made customary representations and warranties.

The foregoing description of the Cooperation Agreement is qualified in its entirety by reference to the full text of the Cooperation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted above, due to the provisions of the Company’s Corporate Governance Guidelines regarding mandatory retirement age, Mr. Dirk Jungé, an incumbent member of the Board, will not be standing for reelection to the Board at the 2024 Annual Meeting.

Item 8.01     Other Events.

A copy of the press release issued by the Company on January 26, 2024 announcing the execution of the Cooperation Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

See Exhibit Index below.

Exhibit Index

Exhibit Number	Description
*10.1	Cooperation Agreement, effective as of January 25, 2024, between L.B. Foster Company and certain Investors specified therein.

*99.1	Press Release dated January 26, 2024, of L.B. Foster Company.

*104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*Exhibits marked with an asterisk are filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. FOSTER COMPANY
(Registrant)

Date:	January 26, 2024	/s/ Patrick J. Guinee
Patrick J. Guinee
Executive Vice President,
General Counsel, and Corporate Secretary